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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


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
                                                                                  STATE OF
                                                                              INCORPORATION OR
           PARENT                 SUBSIDIARY        PERCENT OF OWNERSHIP        ORGANIZATION
                                  The First
        First Ottawa            National Bank
      Bancshares, Inc.            of Ottawa                 100%                National Bank